EXHIBIT 10.2

Schedule of Key Executive Restoration Plan Participants

Current executive officer
Neil A. Schrimsher
Thomas E. Armold
Todd A. Barlett
Fred D. Bauer
Mark O. Eisele
Kurt W. Loring
Carl E. Will
The Executive Organization & Compensation Committee has set:

•	the Company Contribution Percentage for Mr. Schrimsher at 10%, and for Mr. Will at 8%, and

•	Mr. Schrimsher and Mr. Will each will vest in 50% of their account after three years of service, 75% after four years of service and 100% after five years of service.